UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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OPTIMUM FUND TRUST

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Optimum Funds

ProxyLite message for Partially Voted Households:

Hello, we are calling on behalf of the Optimum Funds. We see you recently voted some of your Optimum Fund Trust accounts, however, there are additional accounts addressed to your household that remain unvoted at this time.

The meeting has been adjourned and scheduled to take place on November 24, 2015.   Failure to secure sufficient votes for the items on the agenda may result in additional costly solicitation efforts and could delay the important business of the Funds.

Please help us by casting your vote today. Voting will take just a few minutes and your vote is important.  You may reach us by calling our toll free number at 1-855-928-4484.  The Optimum Funds appreciate your cooperation and prompt attention to this matter.

Thank you for your time and have a great day.